EXHIBIT 10.18
January 5, 2024
Joel S. Marcus
Address on file with the Corporation
Dear Joel:
This letter confirms our recent discussions regarding our modification of your Amended and
Restated Executive Employment Agreement, effective as of January 1, 2015 (your “Employment
Agreement”), as amended by the letters from Alexandria Real Estate Equities, Inc. (the
“Corporation”) to you dated July 3, 2017, March 20, 2018, January 15, 2019, June 8, 2020 and
August 30, 2023 (collectively, the “Letter Amendments”).
Long-Term Incentive Grants
Pursuant to Section 3.4(h)(i) of your Employment Agreement (as amended by the Letter
Amendments, as applicable), you are currently eligible to receive an annual long-term incentive compensation award in the form of restricted shares of the Corporation’s common stock (an “LTI
Grant”) with respect to each fiscal year of the Corporation ending during the period in which you serve as the Executive Chairman of the Corporation.
This letter amends Section 3.4(h)(i) of your Employment Agreement and Exhibit B thereto (such
Section 3.4(h)(i) and Exhibit B as in effect prior to the date of this letter, the “Prior Provisions”), such that for any LTI Grants granted after the date of this letter:
(i)the value of each target LTI grant will be $3,600,000 (instead of $2,750,000 under the Prior Provisions);
(ii)50% of the shares subject to the target LTI Grant (the “Time-Based Stock”) will vest monthly in equal installments over the 48-month period (instead of the 36-month period under the Prior Provisions) following the applicable date of grant based solely on your continued
service with the Corporation;
(iii)the remaining 50% of the shares subject to the target LTI Grant (the “Target
Performance-Based Stock”) will vest based on certain corporate performance criteria, provided that such number is to be increased by 50% (instead of 56.4% under the Prior Provisions), such that the number of shares subject to the LTI Grant that is subject to performance-based vesting is to be 150% (instead of 156.4% under the Prior Provisions) of the Target Performance-Based
Stock (the “Maximum Performance-Based Stock”); and

(iv)as an additional requirement that was not included in the Prior Provisions, with respect to any vested shares of the Time-Based Stock and the Maximum Performance-Based
Stock, you will be prohibited from selling, assigning, transferring, pledging, hypothecating or otherwise disposing of such vested shares during the period commencing on (and including) the applicable vesting date of such shares and ending on (and including) the day immediately prior to the first anniversary of such vesting date (such prohibition, the “Trading Restriction”), except (a)
to satisfy any applicable tax withholding obligations with respect to such vested shares, (b)
following your termination of employment by the Corporation without Cause or by you for Good
Reason, or due to your death or Permanent Disability (as such terms are defined in your
Employment Agreement), or (c) upon and following a Change in Control (as defined in your
Employment Agreement); provided, however, that the Compensation Committee of the Board of
Directors of the Corporation (the “Compensation Committee”) (or any person or subcommittee authorized by the Compensation Committee) may, in its sole discretion, permit the transfer of any such vested shares in a manner consistent with applicable tax and securities laws upon your request, except that (1) no such shares may be transferred for consideration and (2) any such shares that are transferred will be subject to all of the terms and conditions of the applicable restricted stock agreement, including but not limited to the Trading Restriction until the lapse of such Trading Restriction.
For the avoidance of doubt, (i) with respect to the Maximum Performance-Based Stock, the corporate performance criteria (including the applicable goals, metrics, points of interpolation, and method of calculation) set forth in Exhibit B to your Employment Agreement may be modified for new LTI Grants to conform to new business circumstances, all as determined reasonably and in good faith by the Compensation Committee in consultation with you, and (ii)
this letter does not affect any of your LTI Grants that are outstanding as of the date of this letter.
Miscellaneous
This letter amends both your Employment Agreement and the Letter Amendments, which continue in all other respects in accordance with their terms.  Together with your Employment
Agreement, the agreements and plans referred to therein, and the Letter Amendments, this letter represents the entire understanding between the Corporation and you with respect to the subject matter hereof, and this letter supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof.
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If you agree with the foregoing, please sign and return the enclosed copy of this letter, which will become a binding agreement on receipt.
Sincerely,
Alexandria Real Estate Equities, Inc.

By: /s/ Marc E. Binda
Name: Marc E. Binda
Title: Chief Financial Officer and Treasurer
Accepted and Agreed as of the date hereof:

/s/ Joel S. Marcus
Joel S. Marcus